Registration No. 333-_________

    As filed with the Securities and Exchange Commission on January 21, 2010

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           -------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                             Cullman Bancorp, Inc.
             (Exact Name of Registrant as Specified in its Charter)

            Federal                                      63-0052835
(State or Other Jurisdiction of             (I.R.S. Employer Identification No.)
Incorporation or Organization)

                             316 Second Avenue S.W.
                             Cullman, Alabama 35055
                    (Address of Principal Executive Offices)

                    Cullman Savings Bank Profit Sharing Plan
                            (Full Title of the Plan)

                                   Copies to:

Mr. John A. Riley, III                      Kip A. Weissman, Esquire
President and Chief Executive Officer       Robert B. Pomerenk, Esquire
Cullman Bancorp, Inc.                       Luse Gorman Pomerenk & Schick, P.C.
316 Second Avenue S.W.                      5335 Wisconsin Ave., N.W., Suite 780
Cullman, Alabama 35055                      Washington, DC 20015-2035
(256) 734-1740                              (202) 274-2000
(Name, Address and Telephone
 Number of Agent for Service)


Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Securities Exchange Act of 1934, as amended. (Check one):

Large accelerated filer [ ]   Accelerated filer [ ]   Non-accelerated filer [ ]
                                (Do not check if a smaller reporting company)
Smaller reporting company [X]

                           -------------------------

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [X]

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================
         Title of                                     Proposed               Proposed
        Securities                Amount               Maximum                Maximum               Amount of
          to be                   to be            Offering Price            Aggregate            Registration
        Registered            Registered(1)           Per Share           Offering Price               Fee
--------------------------------------------------------------------------------------------------------------------

Participation Interests             (1)                  __                     __                     (2)
--------------------------------------------------------------------------------------------------------------------

-----------------------
(1)  Pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.
(2)      Pursuant to Rule 457(h)(3) no registration fee is required to be paid.


                           -------------------------

         This Registration Statement shall become effective upon filing in accordance with Section 8(a) of the Securities Act of 1933 and 17 C.F.R. ss. 230.462.

PART I.

Items 1 and 2. Plan Information and Registrant Information and Employee Plan Annual Information

     This Registration Statement relates to the registration of an indeterminate number of participation interests in the Cullman Savings Bank Profit Sharing Plan (the "Plan"). Documents containing the information required by Part I of the Registration Statement have been or will be sent or given to participants in the Plan, as specified Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act").

     Such documents are not being filed with the Commission, but constitute (along with the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II.

Item 3.  Incorporation of Documents by Reference

     The  following   documents   previously  or  concurrently  filed  with  the
Commission are hereby incorporated by reference in this Registration Statement:

     a)  The  Company's  Prospectus  (File  No.  333-160167),   filed  with  the
Commission on August 21, 2009, pursuant to Rule 424(b)(3) of the Securities Act;

     b) The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2009 (File No. 333-160167), filed with the Commission on September 25, 2009, pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended;

     c) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, since the end of the quarter covered by the Quarterly Report on Form 10-Q referred to in (b) above; and

     d) The description of the Company's common stock contained in the Registration Statement on Form 8-A filed with the Commission on October 8, 2009 (File No. 000-53801).

     e) All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, after the date hereof, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference into this Registration Statement and to be a part thereof from the date of the filing of such documents. Any statement contained in the documents incorporated, or deemed to be incorporated, by reference herein or therein shall be deemed to be modified or superseded for purposes of this Registration Statement and the prospectus to the extent that a statement contained herein or therein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein or therein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement and the prospectus.

     All information appearing in this Registration Statement and the prospectus is qualified in its entirety by the detailed information, including financial statements, appearing in the documents incorporated herein or therein by reference.

Item 4.  Description of Securities

     Not applicable.

Item 5.  Interests of Named Experts and Counsel

     None.

Item 6.  Indemnification of Directors and Officers

     Provisions in the Registrant's bylaws provide for indemnification of the Registrant's directors and officers up to the fullest extent authorized by applicable law and regulations of the Office of Thrift Supervision (OTS).
Section 545.121 of the OTS regulations are described below.

     Generally, federal regulations define areas for indemnity coverage for federal savings associations as follows:

     (a) Any person against whom any action is brought or threatened because that person is or was a director or officer of the savings association shall be indemnified by the savings association for:

          (i) Any amount for which that person becomes liable under a judgment in such action; and

          (ii) Reasonable costs and expenses, including reasonable attorneys' fees, actually paid or incurred by that person in defending or settling such action, or in enforcing his or her rights under this section if he or she attains a favorable judgment in such enforcement action.

     (b) Indemnification shall be made to such person under paragraph (b) of this Section only if:

          (i)  Final judgment on the merits is in his or her favor; or

          (ii) In case of:

               a. Settlement,

               b. Final judgment against him or her, or

               c. Final judgment in his or her favor, other than on the merits, if a majority of the disinterested directors of the savings association determine that he or she was acting in good faith within the scope of his or her employment or authority as he or she could reasonably have perceived it under the circumstances and for a purpose he or she could reasonably have believed under the circumstances was in the best interest of the savings association or its members. However, no indemnification shall be made unless the association gives the Office at least 60 days notice of its intention to make such indemnification. Such notice shall state the facts on which the action arose, the terms of any settlement, and any disposition of the action by a court. Such notice, a copy thereof, and a certified copy of the resolution containing the required determination by the board of directors shall be sent to the Regional Director, who shall promptly acknowledge receipt thereof. The notice period shall run from the date of such receipt. No such indemnification shall be made if the OTS advises the association in writing, within such notice period, of its objection thereto.

     (c) As used in this paragraph:

          (i) "Action" means any judicial or administrative proceeding, or threatened proceeding, whether civil, criminal, or otherwise, including any appeal or other proceeding for review;

          (ii) "Court" includes, without limitation, any court to which or in which any appeal or any proceeding for review is brought;

          (iii) "Final Judgment" means a judgment, decree, or order which is not appealable or as to which the period for appeal has expired with no appeal taken;

          (iv) "Settlement" includes the entry of a judgment by consent or confession or a plea of guilty or of nolo contendere.

Item 7.  Exemption From Registration Claimed.

     Not applicable.

Item 8.  List of Exhibits.


Regulation S-K                                                                  Reference to Prior Filing or
Exhibit Number                      Document                                    Exhibit No. Attached Hereto
--------------                      --------                                    ----------------------------

     4            Form of Common Stock Certificate                              *

     5            Opinion of Luse Gorman Pomerenk & Schick, P.C.                Attached as Exhibit 5

     23.1         Consent of Luse Gorman Pomerenk & Schick, P.C.                Contained in Exhibit 5

     23.2         Consent of Independent Registered Public Accounting Firm      Attached as Exhibit 23.2

     24           Power of Attorney                                             Contained on Signature Page

-------------------------
*    Incorporated  by  reference to Exhibit 4 to the  Registration  Statement on
     Form S-1 (File No.  333-160167)  initially  filed by the Company  under the
     Exchange  Act of 1934  with  the  Commission  on  June  23,  2009,  and all amendments or reports filed for the purpose of updating such description.


Item 9.  Undertakings

     The undersigned registrant hereby undertakes:

     1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

     2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new
Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

     3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Plan;

     4. That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

     5. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cullman, State of Alabama, on this 19th day of January, 2010.


                                       CULLMAN BANCORP, INC.



                                  By:  /s/ John A. Riley, III
                                       -----------------------------------------
                                       John A. Riley, III
                                       President and Chief Executive Officer
                                       (Duly Authorized Representative)


                                POWER OF ATTORNEY

     We, the undersigned directors and officers of Cullman Bancorp, Inc. (the "Company") hereby severally constitute and appoint John A. Riley, III, as our true and lawful attorney and agent, to do any and all things in our names in the capacities indicated below which said John A. Riley, III may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the registration of participation interests under the Cullman Savings Bank Profit Sharing Plan, including specifically, but not limited to, power and authority to sign for us in our names in the capacities indicated below the registration statement and any and all amendments (including post-effective amendments) thereto; and we hereby approve, ratify and confirm all that said John A. Riley, III shall do or cause to be done by virtue thereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the date indicated.



Signatures                                  Title                                       Date
----------                                  -----                                       ----



/s/ John A. Riley, III                      President and                               January 19, 2010
---------------------------                 Chief Executive Officer
John A. Riley, III                          (Principal Executive Officer)



/s/ Michael Duke                            Senior Vice President and                   January 19, 2010
---------------------------                 Chief Financial Officer
Michael Duke                                (Principal Financial and
                                            Accounting Officer)



/s/ William F. Peinhardt                    Chairman of the Board                       January 19, 2010
---------------------------
William F. Peinhardt




/s/ Paul D. Bussman                         Director                                    January 19, 2010
---------------------------
Paul D. Bussman



/s/ Kim J. Chaney                           Director                            `       January 19, 2010
---------------------------
Kim J. Chaney




/s/ Nancy McClellan                         Director                                    January 19, 2010
---------------------------
Nancy McClellan


     The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the Plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cullman, State of Alabama, on this 19th day of January, 2010.


                                        Cullman Savings Bank Profit Sharing Plan



                                   By:  /s/ John A. Riley, III
                                Title: President and Chief Executive Officer Cullman Bancorp, Inc.

                                  EXHIBIT INDEX


Regulation S-K                                                                  Reference to Prior Filing or
Exhibit Number                      Document                                    Exhibit No. Attached Hereto
--------------                      --------                                    ----------------------------


     4            Form of Common Stock Certificate                              *

     5            Opinion of Luse Gorman Pomerenk & Schick, P.C.                Attached as Exhibit 5

     23.1         Consent of Luse Gorman Pomerenk & Schick, P.C.                Contained in Exhibit 5

     23.2         Consent of Independent Registered Public Accounting Firm      Attached as Exhibit 23.2

     24           Power of Attorney                                             Contained on Signature Page

-------------------------
*    Incorporated  by  reference to Exhibit 4 to the  Registration  Statement on
     Form S-1 (File No.  333-160167)  initially  filed by the Company  under the
     Exchange  Act of 1934  with  the  Commission  on  June  23,  2009,  and all amendments or reports filed for the purpose of updating such description.
